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                                                                   EXHIBIT 99.1

                                      EXHIBIT A
                                JOINT FILING AGREEMENT
     (Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended)

          Each of the undersigned hereby agrees to be included in the filing of the Amendment No. 1 to Schedule 13D dated December 20, 1999 and any subsequent amendments hereto, relating to the Common Stock, $0.0001 par value per share, of Mannatech, Incorporated, a Texas corporation, beneficially owned by each of the undersigned.

December 20, 1999


/s/ SAMUEL L. CASTER                    /s/ HARLEY REGINALD MCDANIEL, SR., M.D.
----------------------------            --------------------------------------
SAMUEL L. CASTER                        HARLEY REGINALD MCDANIEL, SR., M.D.


/s/ WILLIAM C. FIORETTI                 /s/ DICK HANKINS, JR.
----------------------------            --------------------------------------
WILLIAM C. FIORETTI                     DICK HANKINS, JR.



THE FIORETTI FAMILY PARTNERSHIP



By:  /s/ WILLIAM C. FIORETTI            /s/ NANCY HANKINS
     -----------------------            --------------------------------------
     William C. Fioretti,               NANCY HANKINS
     its General Partner


/s/ CHARLES E. FIORETTI                 /s/ MARLIN RAY ROBBINS, JR.
----------------------------            --------------------------------------
CHARLES E. FIORETTI                     MARLIN RAY ROBBINS, JR.


/s/ DONALD W. HERNDON
----------------------------
DONALD W. HERNDON